     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1998
                                                              FILE NO. 333-60663
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
           (Exact Name of the Registrant as Specified in its Charter)

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
           MARYLAND                           6513                          84-1259577
(State or Other Jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)        Identification Number)
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                     1873 SOUTH BELLAIRE STREET, 17TH FLOOR
                          DENVER, COLORADO 80222-4348
                                 (303) 757-8101
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                 TROY D. BUTTS
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                     1873 SOUTH BELLAIRE STREET, 17TH FLOOR
                          DENVER, COLORADO 80222-4348
                                 (303) 757-8101
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                             ---------------------

                                    Copy to:

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
   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP                  PROSKAUER ROSE LLP
            300 SOUTH GRAND AVENUE                             1585 BROADWAY
        LOS ANGELES, CALIFORNIA 90071                        NEW YORK, NY 10036
         ATTN: THOMAS C. JANSON, JR.                       ATTN: ARNOLD S. JACOBS
                (213) 687-5000                                 (212) 969-3000
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                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the Merger (as defined herein):
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, state of Colorado, on the seventh day of August, 1998.


                                        APARTMENT INVESTMENT AND
                                        MANAGEMENT COMPANY

                                        By:       /s/ TERRY CONSIDINE
                                           -------------------------------------
                                                     Terry Considine,
                                                   Chairman of the Board
                                                and Chief Executive Officer





                                   * * * * *

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


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
                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----
                 /s/ TERRY CONSIDINE                   Chairman of the Board and Chief   August 7, 1998
-----------------------------------------------------    Executive Officer (Principal
                   Terry Considine                       Executive Officer)

               /s/ PETER K. KOMPANIEZ                  Vice Chairman, President and      August 7, 1998
-----------------------------------------------------    Director
                 Peter K. Kompaniez

                  /s/ TROY D. BUTTS                    Senior Vice President and Chief   August 7, 1998
-----------------------------------------------------    Financial Officer (Principal
                    Troy D. Butts                        Financial and Accounting
                                                         Officer)

                         *                             Director                          August 7, 1998
-----------------------------------------------------
                 Richard S. Ellwood

                         *                             Director                          August 7, 1998
-----------------------------------------------------
                  J. Landis Martin

                                                       Director
-----------------------------------------------------
                  Thomas L. Rhodes

                         *                             Director                          August 7, 1998
-----------------------------------------------------
                    John D. Smith

*    Signed by Peter K. Kompaniez as attorney-in-fact

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                                      II-4

\
                                 EXHIBIT INDEX


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
        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
        * 2.1            Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998, by and among Apartment Investment and
                         Management Company, AIMCO Properties, L.P., Insignia
                         Financial Group, Inc. and Insignia/ESG Holdings, Inc.
                         (Included as Appendix I to the Joint Proxy
                         Statement/Prospectus included herein).
        * 2.2            Amended and Restated Indemnification Agreement, dated as of
                         May 26, 1998, by and between Apartment Investment and
                         Management Company and Insignia/ESG Holdings, Inc.
                         (Included as Appendix II to the Joint Proxy
                         Statement/Prospectus included herein).
        * 4.1            Specimen certificate for AIMCO Common Stock (incorporated by reference to AIMCO's Registration Statement on Form 8-A
                         filed on July 19, 1994).
        * 4.2            Specimen certificate for AIMCO Class E Preferred Stock.
        * 4.3            Specimen certificate for AIMCO Class F Preferred Stock.
        * 5.1            Opinion of Ballard Spahr Andrews & Ingersoll regarding the validity of the AIMCO Stock offered hereby.
        * 8.1            Opinions of Skadden, Arps, Slate, Meagher & Flom LLP
                         regarding tax matters.
        * 8.2            Opinion of Rogers & Wells LLP regarding tax matters.
        * 8.3            Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding tax matters.
          8.4            Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding tax matters (supercedes Exhibit 8.3 previously filed).
        *10.1            Form of Call Option, Put Option and Purchase Price
                         Adjustment Agreement between AIMCO and certain executives
                         and directors of Insignia, dated as of March 17, 1998.
        *23.1            Consent of Ernst & Young LLP, Dallas, Texas.
        *23.2            Consent of PricewaterhouseCoopers.
        *23.3            Consent of Plante & Moran, LLP.
        *23.4            Consent of Beers & Cutler PLLC.
        *23.5            Consent of BDO Stoy Hayward.
        *23.6            Consent of Ernst & Young LLP, Greenville, South Carolina.
        *23.7            Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                         (included in their opinions filed as Exhibit 8.1).
        *23.8            Consent of Ballard Spahr Andrews & Ingersoll (included in
                         their opinion filed as Exhibit 5.1).
        *23.9            Consent of Lehman Brothers, Inc.
        *23.10           Consent of Rogers & Wells LLP (included in their opinion
                         filed as Exhibit 8.2).
        *23.11           Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in their opinion filed as Exhibit 8.3).
         23.11A          Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in their opinion filed as Exhibit 8.4)(supercedes Exhibit 23.11).
        *23.12           Consent of Ernst & Young LLP, Chicago, Illinois.
        *99.1            Letter to stockholders of Apartment Investment and
                         Management Company by Terry Considine, Chairman of the Board
                         and Chief Executive Officer, dated August   , 1998.
        *99.2            Notice of Special Meeting to Stockholders of Apartment
                         Investment and Management Company, dated August   , 1998.
        *99.3            Proxy Card with respect to Special Meeting of Stockholders of Apartment Investment and Management Company.
        *99.4            Questions and Answers About the Merger to be mailed to the stockholders of Apartment Investment and Management Company.
        *99.5            Letter to stockholders of Insignia Financial Group, Inc. by
                         Andrew L. Farkas, Chairman of the Board, President and Chief
                         Executive Officer, dated August   , 1998.
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


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
        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
        *99.6            Notice of Special Meeting of Stockholders of Insignia
                         Financial Group, Inc., dated August   , 1998.
        *99.7            Proxy Card with respect to Special Meeting of Stockholders of Insignia Financial Group, Inc.
        *99.8            Questions and Answers About the Distribution and the Merger
                         to be mailed to the stockholders of Insignia Financial
                         Group, Inc.
        *99.9            Information Statement of Insignia/ESG Holdings, Inc. to be
                         mailed to the stockholders of Apartment Investment and
                         Management Company and Insignia Financial Group, Inc.
                         (incorporated by reference to Amendment No. 2 to the
                         Registration Statement on Form 10 dated August 7, 1998 filed by Insignia/ESG Holdings, Inc.)

----------------
*    Previously Filed.




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